UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2014

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama                                                                                                                      35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On November 13, 2014, the Board of Directors (the “Board”) of Books-A-Million, Inc. (the “Company”) appointed Ronald J. Domanico to the Board and to the Audit Committee of the Board. The appointment is effective immeadiately.  The Board has determined that Mr. Domanico is an independent director under the applicable independence requirements of the NASDAQ Stock Market and the Securities and Exchange Commission (the “SEC”). Mr. Domanico is filling the vacancy on the Board created by the retirement of Mr. Albert C. Johnson, which became effective on May 30, 2014. As a result of Mr. Domanico's appointment to the Audit Committee, the Company will once again be in compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules, which requires that the Audit Committee of the Board be comprised of at least three directors who meet certain independence and other requirements.  Mr. Domanico will stand for re-election at the Company's annual meeting of stockholders in 2015.

    Mr. Domanico, 56, served with HD Supply (“HDS”) as its Senior Vice President and Chief Financial Officer from April 2010 until December 2013.  Mr. Domanico retired from HDS as of April 2014. Prior to joining HDS, Mr. Domanico was Senior Vice President and Chief Financial Officer of Caraustar Industries, Inc. from 2002 until 2009.  He was also a member of the Caraustar Industries, Inc. board of directors during this time.  Prior to joining Caraustar, Mr. Domanico was Executive Vice President and Chief Financial Officer of AHL Services, Inc. from 2000 to 2012.  From 1981 to 2000, he worked at Kraft Foods and Nabisco in progressively senior roles of increasing responsibility in financial management, operations, planning and business development.  Ultimately serving as Senior Vice President and Chief Financial Officer for Nabisco International and Chief Executive Officer for Nabisco Asia.  Mr. Domanico brings to the Board extensive public company experience and significant experience dealing with financial, strategic and operational issues.

    Mr. Domanico will participate in the Company’s outside director compensation and restricted stock program, as detailed in the Company’s proxy statement filed with the Securities and Exchange Commission on May 2, 2014.

    There are no arrangements or understandings between Mr. Domanico and any other person pursuant to which Mr. Domanico was appointed to the Board. Additionally, there are no related person transactions involving Mr. Domanico and the Company that would require disclosure under item 404(a) of Regulation S-K promulgated by the SEC.

Item 8.01.	Other Events.

    On November 13, 2014, the Company issued a press release announcing the appointment of Mr. Domanico to the Board and the Audit Committee of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release, dated November 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ R. Todd Noden
R. Todd Noden Executive Vice President and Chief Financial Officer

Dated: November 13, 2014

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated November 13, 2014